Exhibit 99.1

             ARBOR REALTY TRUST REPORTS SECOND QUARTER 2005 RESULTS

     Second Quarter Highlights:

      -  Net income increased 296% to $22.9 million from 2Q04

      -  Diluted earnings per share of $1.36

      -  New loans and investments of $171 million

      - Declared quarterly dividend of $0.57 per share, an increase of 4% from last quarter

      -  Two new independent directors appointed

    UNIONDALE, N.Y., Aug. 5 /PRNewswire-FirstCall/ -- Arbor Realty Trust, Inc. (NYSE: ABR), a real estate investment trust focused on the business of investing in real estate related bridge and mezzanine loans, preferred and direct equity investments, mortgage-related securities and other real estate related assets, today announced financial results for the quarter ended June 30, 2005. Arbor reported net income for the quarter of $22.9 million, or $1.36 per diluted common share, compared to net income for the quarter ended June 30, 2004 of $5.8 million, or $0.38 per diluted common share. Net income for the six months ended June 30, 2005 was $32.6 million, or $1.94 per diluted common share, compared to net income for the six months ended June 30, 2004 of $8.9 million, or $0.76 per diluted share.

    "Our record quarterly results reflect solid execution of our business plan to enhance Arbor's long-term franchise value," said Ivan Kaufman, Chairman and Chief Executive Officer of Arbor. "The financial results for the quarter validate our business model and our previous investor communications. In those communications, we frequently refer to our equity participation interests and the potential value they could have. This quarter we received a distribution in excess of $36 million from one of these investments, which significantly enhanced our earnings, book value and available capital."

    The results for the second quarter include a $36.5 million distribution from Prime Outlets Acquisition Company LLC ("Prime"), an entity in which Arbor owns an equity and profits interest. Prime refinanced the debt on a portion of the assets in its portfolio, receiving proceeds in excess of the amount of the previously existing debt. The excess proceeds were distributed to each of the partners in accordance with Prime's operating agreement. Of the distribution received by Arbor, $17.2 million was recorded as interest income, representing the portion of the distribution received from the profits interest pertaining to the Company's mezzanine loan to the borrower. $8.0 million of the distribution was recorded as income from equity affiliates. An additional $9.2 million was recorded as deferred revenue because Arbor has guaranteed a portion of the new debt. Finally, $2.1 million was recorded as a return of Arbor's equity investment.

    During the quarter, Arbor originated 12 loans and investments totaling $152 million. "The quarterly loan volume is in line with our expectations and reflects the strength of our origination platform in an increasingly competitive market," said Mr. Kaufman. "As we have said all along, we will not chase transactions that do not satisfy our portfolio objectives merely for the sake of growth. Our preference is to close solid transactions, even if they have a slightly lower yield, rather than try to win business based on overly aggressive pricing or proceeds. In addition to our closed loan volume in the second quarter, there was one $77 million loan, which was previously anticipated to be closed in May, but did not close until July. Assuming that this loan closed on the anticipated schedule, our origination volume and net interest income would have been even higher."

    During the quarter 10 loans with an outstanding balance of $86 million were repaid.

    Total revenues for the quarter ended June 30, 2005 were $39.3 million, an increase of 229% from the second quarter of 2004.

    At June 30, 2005, the net balance in the loan and investment portfolio was $947 million, an increase of 9% from March 31, 2005. The average balance of the loan and investment portfolio during the second quarter was $870 million and the average yield on these assets for the quarter was 9.85%, excluding the impact from the Prime distribution. Despite an increase in LIBOR interest rates during the quarter, this yield is lower than the previous quarter because the spreads earned on new loan originations were lower than the spreads on loans that were repaid.

    Arbor's investments in mortgage-related securities had a weighted average balance in the second quarter of $41.5 million and an average yield of 2.08%. These assets were financed by borrowings with a weighted average balance in the quarter of $39.2 million and an average cost of 3.28%.

    Interest expense for the quarter was $9.7 million, an increase of 193% from the second quarter of 2004. This increase reflects increased average borrowings during the quarter as well as increased interest rates. The average balance of debt financing on the loan and investment portfolio during the quarter was $646 million and the average cost of these borrowings was 5.80%.

    For the quarter, Arbor's manager, Arbor Commercial Mortgage, LLC, earned $6.7 million of incentive compensation, representing 25% of the amount by which earnings for the four most recent quarters exceeded a 9.5% return on equity, as described in the management agreement with Arbor's manager. Arbor Commercial Mortgage intends to exercise its option to receive $2.3 million of its incentive compensation in shares of Arbor's common stock.

    Financing Activity
    Mr. Kaufman commented, "We are taking several steps to enhance the long-term value of our franchise. Since March, we have issued approximately $100 million of long-term junior subordinated notes. As we've stated in the past, we view the issuance of these notes as a preferable alternative to raising capital. Over the long term, these will be accretive to earnings and maximize the value of our equity participation interests to existing shareholders. Due to timing of originations and payoffs in the quarter, the proceeds from these issuances were not fully deployed, which had a dilutive impact on net interest margin for the second quarter. We believe they will be accretive in the third quarter and we are well positioned to finance future growth of the portfolio."

    As of June 30, 2005, Arbor's financing facilities for the loan and investment portfolio totaled approximately $1 billion and borrowings outstanding under such facilities were $793 million.

    Portfolio Activity
    During the second quarter of 2005, we originated 12 new loans and investments totaling $152 million. Of the new loans and investments, eight were mezzanine loans totaling $98 million, three were bridge loans totaling $52 million and there was one preferred equity investment of $2 million.

    During the quarter, approximately $86 million of loans paid off. Of this amount, $22 million were scheduled maturities and $64 million were loans on properties that were either sold or refinanced outside of Arbor.

    At June 30, 2005, the loan and investment portfolio unpaid principal balance was $950.4 million with a weighted average current interest pay rate of 8.77%. At the same date, advances on financing facilities pertaining to the loan and investment portfolio totaled $793 million, with a weighted average interest rate of 5.55%.

    The loan and investment portfolio continues to perform according to terms and there have been no defaults. Arbor continues to seek loans and investments that will generate superior risk-adjusted returns with a long-term objective of capital preservation and earnings stability in varying interest rate and credit cycles.

    Dividend
    At its meeting on August 3, 2005, the Board of Directors declared a dividend of $0.57 per share for the quarter ended June 30, 2005, to be paid on August 31, 2005 to shareholders of record on August 15, 2005. This dividend represents a 4% increase over the previous quarter and reflects management's understanding of the importance to investors of a stable and growing dividend.

    Equity Participation Interests
    "The value of our equity participation interests has always been a topic of interest," commented Mr. Kaufman. "The receipt of the Prime distribution clearly demonstrates the value these investments could have. Due to the uncertainty of the timing and ultimate value of these investments, our disclosures regarding these investments has been limited. Given the potential values, we are adopting a policy of offering additional data as definitive information is available. There are no assurances that these equity participation interests will ultimately realize any significant value. Attached as an exhibit to this press release is a schedule of certain data pertaining to these investments. We hope this will give potential and existing investors additional information to assist them in making an informed investment decision."

    New Independent Directors
    At its meeting on August 3, 2005, the Board of Directors appointed two new independent directors, Ms. Karen Edwards and Mr. Kyle Permut.

    Ms. Edwards currently serves as Senior Vice President at Asset Management Advisors, an integrated wealth management firm. Prior to her current position, she was the Chief Operating Officer at New Vantage Group. Prior to that, she was a Managing Director of Friedman, Billings, Ramsey.

    Mr. Permut is currently retired. He formerly served as Managing Director and head of CIBC World Market's Debt Capital Markets Group in the United States, where he served as a member of the firm's USA Management Committee, its Executive Board and on the Debt Capital Markets Management Committee.

    Earnings Conference Call
    Management will host a conference call today at 10:00 a.m. EDT. A live webcast of the conference call will be available online at http://www.arborrealtytrust.com. Web participants are encouraged to go to Arbor's Web site at least 15 minutes prior to the start of the call to register, download and install any necessary audio software. Listening to the webcast requires speakers and RealPlayer(TM) software, downloadable without charge at http://www.real.com. Those without Web access should access the call telephonically at least ten minutes prior to the conference call. The dial-in numbers are (866) 825-3308 for domestic callers and (617) 213-8062 for international callers. The participant passcode for both is 65179976.

    After the live webcast, the call will remain available on Arbor's Web site, http://www.arborrealtytrust.com through August 26, 2005. In addition, a telephonic replay of the call will be available until August 26, 2005. The replay dial-in number is (888) 286-8010 for domestic callers and (617) 801-6888. Please use passcode: 49540451.

    About Arbor Realty Trust, Inc.
    Arbor Realty Trust, Inc. is a real estate investment trust which invests in a diversified portfolio of multi-family and commercial real estate related bridge and mezzanine loans, preferred equity investments, mortgage related securities and other real estate related assets. Arbor commenced operations in July 2003 and conducts substantially all of its operations through its operating partnership, Arbor Realty Limited Partnership and its subsidiaries. Arbor is externally managed and advised by Arbor Commercial Mortgage, LLC, a national commercial real estate finance company operating through 15 offices in the US that specializes in debt and equity financing for multi-family and commercial real estate.

    Safe Harbor Statement
    Certain items in this press release may constitute forward-looking statements within the meaning of the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995. These statements are based on management's current expectations and beliefs and are subject to a number of trends and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. Arbor can give no assurance that its expectations will be attained. Factors that could cause actual results to differ materially from Arbor's expectations include, but are not limited to, continued ability to source new investments, changes in interest rates and/or credit spreads, changes in the real estate markets, and other risks detailed in the Arbor's Annual Report on Form 10-K for the year ended December 31, 2004 and its other reports filed with the SEC. Such forward-looking statements speak only as of the date of this press release. Arbor expressly disclaims any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in Arbor's expectations with regard thereto or change in events, conditions, or circumstances on which any such statement is based.

                    ARBOR REALTY TRUST, INC. AND SUBSIDIARIES

                         CONSOLIDATED INCOME STATEMENTS

                                    Unaudited

                                      Three Months Ended June 30,    Six Months Ended June 30,
                                      ---------------------------   ---------------------------
                                          2005           2004           2005           2004
                                      ------------   ------------   ------------   ------------
Revenue:
Interest income                       $ 39,295,309   $ 11,939,350   $ 62,416,467   $ 20,102,741
Other income                                    46          5,427        387,844         26,531
    Total revenue                       39,295,355     11,944,777     62,804,311     20,129,272

Expenses:
Interest expense                         9,690,559      3,310,544     18,016,712      5,934,437
Employee compensation
 and benefits                              956,687        617,137      2,110,896      1,230,443
Stock based
 compensation                              372,828         92,806        464,855        207,007
Selling and
 administrative                            927,895        366,843      1,773,774        611,154
Management fee -
 related party                           7,360,947        540,939      8,991,265        834,057
    Total expenses                      19,308,916      4,928,269     31,357,502      8,817,098
Income before
 minority interest
 and income from
 equity affiliates                      19,986,439      7,016,508     31,446,809     11,312,174
Income from equity
 affiliates                              8,006,443              -      8,453,440              -
Income before
 minority interest                      27,992,882      7,016,508     39,900,249     11,312,174
Income allocated
 to minority
 interest                                5,126,510      1,236,560      7,328,236      2,427,899

Net income                            $ 22,866,372   $  5,779,948   $ 32,572,013   $  8,884,275

Basic earnings
 per common share                     $       1.36   $       0.39   $       1.95   $       0.77

Diluted earnings
 per common share                     $       1.36   $       0.38   $       1.94   $       0.76

Dividends declared
 per common share                     $       0.55   $       0.35   $       1.02   $       0.73

Weighted average number of
 shares of common
 stock outstanding:

    Basic                               16,794,922     14,764,377     16,715,639     11,497,612

    Diluted                             20,587,501     18,432,278     20,528,073     14,904,925

                    ARBOR REALTY TRUST, INC. AND SUBSIDIARIES

                           CONSOLIDATED BALANCE SHEETS

                                                June 30,          December 31,
                                                  2005               2004
                                             ---------------    ---------------
                                               (Unaudited)
Assets:
Cash                                         $   103,107,951    $     6,401,701
Restricted cash                                   73,836,140                  -
Loans and investments, net                       939,126,806        831,783,364
Related party loans, net                           7,749,538          7,749,538
Available-for-sale securities, at
 fair value                                       37,983,075         46,582,592
Investment in equity affiliates                   17,908,670          5,254,733
Other assets                                      26,160,427         14,523,249
    Total assets                             $ 1,205,872,607    $   912,295,177

Liabilities and Stockholders' Equity:
Repurchase agreements                        $   300,770,741    $   409,109,372
Collateralized debt obligations                  303,319,000                  -
Notes payable                                    194,911,045        165,771,447
Notes payable - related party                     30,000,000                  -
Due to related party                                       -            158,503
Due to borrowers                                   2,578,819          8,587,070
Other liabilities                                 27,116,478          5,665,881
    Total liabilities                            858,696,083        589,292,273

Minority interest                                 63,467,340         60,249,731

Stockholders' equity:
Preferred stock, $0.01 par value:
 100,000,000 shares authorized;
 3,776,069 shares issued and
 outstanding                                          37,761             37,761
Common stock, $0.01 par value:
 500,000,000 shares authorized; 16,879,241
 and 16,467,218 shares issued and
 outstanding at June 30, 2005
 and December 31, 2004,
 respectively                                        168,792            164,672
Additional paid-in capital                       262,272,544        254,427,982
Retained earnings                                 24,418,388          8,813,138
Deferred compensation                               (883,265)          (160,780)
Accumulated other comprehensive loss              (2,305,036)          (529,600)
Total stockholders' equity                       283,709,184        262,753,173
Total liabilities and stockholders'
 equity                                      $ 1,205,872,607    $   912,295,177

                            Arbor Realty Trust, Inc.

                    Summary of Equity Participation Interests

                        (all dollar amounts in thousands)

                                    unaudited

                            Initial ART                     Current                     Approximate
                            Investment     Investment     Investment                      Square
Name                          Amount          Date          Amount        Profit %        Footage
------------------------   ------------   ------------   ------------   ------------   ------------
80 Evergreen               $        384           3Q03   $        384          12.50%        77,680

930 Flushing                      1,126           3Q03              -          12.50%       304,080

Prime Portfolio                   2,100           4Q03              -           7.50%     6,700,000
Prime Portfolio                                                     -          16.67%     6,700,000

450 W. 33rd Street                1,500           4Q03          2,711          28.00%     1,746,734

823 Park Avenue                       -           3Q04              -          20.00%        50,000

York Avenue                         540           3Q04            540           8.70%           n/a

Toy Building                     10,000           2Q05         10,000          20.00%       958,000

On The Ave                        2,000           2Q05          2,000          33.33%       170,000

                            Arbor Realty Trust, Inc.

                    Summary of Equity Participation Interests

                        (all dollar amounts in thousands)

                                    unaudited

                                   (Continued)

                                                         Current
                        Property                      Debt Balance
Name                      Type          Location       On Property            Comments
------------------   --------------   -------------   ------------   -------------------------
80 Evergreen           Warehouse      Brooklyn, NY    $      4,664

930 Flushing           Warehouse      Brooklyn, NY          25,000   Property refinanced
                                                                      July 2005
Prime Portfolio      Retail Outlets    Multi-state         827,000   Property refinanced
                                                                      June 2005
Prime Portfolio      Retail Outlets    Multi-state                   All equity returned
                                                                      to investors
450 W. 33rd Street       Office       New York City        350,000   Preferred return of 12.5%

823 Park Avenue        Conversion     New York City         95,000   *Condo conversion -
                                                                      investment held in
                                                                      Taxable REIT
                                                                      Subsidiary ("TRS")
York Avenue            Conversion     New York City         22,000

Toy Building           Conversion     New York City        625,000   *Condo conversion -
                                                                      TRS asset
On The Ave                Hotel       New York City         67,000   *Condo/hotel
                                                                      conversion - TRS
                                                                      asset

     * - debt balance represents anticipated debt financing required to complete condominium conversion project

                            Arbor Realty Trust, Inc.

                    Internal Rate of Return ("IRR") Lookbacks

                        (all dollar amounts in thousands)

                                    Unaudited

                                         Loan
                        Origination   Commitment                Pay Rate@    IRR
Loan Name                  Date         Amount       Index      30-Jun-05    Rate
---------------------   -----------   ----------   ----------   ---------   ------
James Hotel                2Q05       $   14,500   LIBOR+5.00%       8.14%   16.25%

135 Greenwich St.          1Q05           11,815   LIBOR+5.00%       8.14%   12.00%  Year 1
                                                   LIBOR+5.00%               13.00%  Year 2
                                                   LIBOR+5.00%               15.00%  Year 3

The Pointe Lakeview        1Q05            5,750   LIBOR+5.00%       8.14%   16.00%

Waipouli Beach Resort      1Q05           14,300   LIBOR+5.00%       8.14%   12.50%

Total                                 $   46,365                     8.14%   13.98%

     These loans contain a provision whereby upon repayment of the loan, the borrower must make an additional payment in an amount sufficient to give Arbor Realty Trust, Inc. the yield noted in the "IRR Rate" column. Management has not yet determined that these amounts are collectable and, therefore, has not accrued the difference between the current pay rate and the IRR rate.

     Contacts:                              Investors:
     Arbor Realty Trust, Inc.               Stephanie Carrington/ Denise Roche
     Rick Herbst, Chief Financial Officer   The Ruth Group
     516-832-7408                           646-536-7017 / 7008
     rick.herbst@thearbornet.com            scarrington@theruthgroup.com
                                            droche@theruthgroup.com

     Media:
     Bonnie Habyan, SVP of Marketing
     516-229-6615
     bonnie.habyan@thearbornet.com

SOURCE  Arbor Realty Trust, Inc.
    -0-                             08/05/2005
    /CONTACT: Rick Herbst, Chief Financial Officer, Arbor Realty Trust, +1-516-832-7408, rick.herbst@thearbornet.com; Investors - Stephanie Carrington, +1-646-536-7017, scarrington@theruthgroup.com, or Denise Roche, +1-646-536-7008, droche@theruthgroup.com, both of The Ruth Group for Arbor Realty Trust; Media - Bonnie Habyan, SVP of Marketing, Arbor Realty Trust, +1-516-229-6615, bonnie.habyan@thearbornet.com/
    /Web site:  http://www.arborrealtytrust.com /